LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is entered effective March 15, 2002, by
Ty Cobb Healthcare System, Inc., a Georgia non-profit corporation ("Landlord") and DCA of Royston, LLC, a Georgia limited liability company ("Tenant").

     IN CONSIDERATION of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Premises.  Landlord hereby lets and leases unto Tenant, and Tenant
         --------
hereby leases from Landlord, approximately 5,500 sq. ft. located at 611 Cook Street, Ridgeway Center, Royston, Georgia 30662 ("Premises"). Tenant shall have, as appurtenant to the Premises, the nonexclusive right, in common with the other occupants of the building of which the Premises are a part, to the use of the following areas of the building: reception/waiting area, break room, staff restrooms and conference room (the "Shared Common Area"), and to all other common access ways and parking areas serving the building ("Common Areas").

     2.  Term.  This Lease is for a term of seven (7) years ("Initial Term"),
         ----
beginning on the date defined as the Closing Date in that certain Asset Purchase Agreement ("Asset Purchase Agreement") between Landlord and Tenant dated the same date hereof (the "Commencement Date"), unless earlier terminated or extended as hereinafter provided. If the Premises are delivered to Tenant on any day other than the first day of the calendar month, rental for the interim will be paid by Tenant on a pro rata basis, but such earlier delivery will not change the termination date of this Lease. If the Closing of the Asset Purchase Agreement does not occur, this Lease shall automatically terminate.

     3.  Access to Premises.  Tenant shall have access to the Premises prior
         ------------------
to the Commencement Date for the purpose of making the improvements to the Premises ("Tenant's Improvements").

     4.  Renewal Options.  Tenant shall have two (2) consecutive options
         ---------------
(the "Renewal Options") to extend the Initial Term for a period of five (5) years each (the "Renewal Terms"), upon the same terms and conditions as set forth herein, which Renewal Options may be exercised by Tenant by providing Landlord with written notice of its intention to so renew at least ninety
(90) days prior to the expiration of the Initial Term or the first Renewal Term, whichever the case may be.

     5.  Rents.
         -----

          (A) Initial Term.  Tenant must pay to Landlord, as annual base
              ------------
rental for the Premises during the Initial Term Forty-nine Thousand Five Hundred and 00/100 Dollars ($49,500) payable in equal monthly installments in advance on the first day of each month; provided, however, that if the Initial Term begins on a day other than the first day of the calendar month, the base rental for such partial month is due on the day the Initial Term begins. Tenant's obligation to pay rent hereunder will not commence until the Commencement Date, notwithstanding Tenant's access right in Section 3 hereof. Notwithstanding the foregoing, Landlord hereby grants to Tenant an abatement of the monthly base rental for the first three months of the Initial Term plus a further abatement of the monthly base rental for the fourth and fifth months in the amount of Seven Thousand and 00/100 Dollars ($7,000).

          (B) Rent Credit.  Landlord shall credit Tenant toward the annual
              -----------
base rental for the Premises an amount for Tenant's Improvements of not to exceed Twenty-Five Thousand and 00/100 Dollars ($25,000). Tenant will be entitled to as much of such credit as is equal to the amount Tenant expends for the Tenant Improvements. Such credit shall be applied to Tenant's monthly installments of base rental beginning on the Commencement Date until the full amount has been credited.

          (C) First Renewal Term. If Tenant exercises its first Renewal
              ------------------
Option, the annual base rental during the first Renewal Term shall be increased over the Initial Term's annual base rental to reflect any increase in the Consumer Price Index ("CPI") (as hereinafter defined) published for the first calendar month of the then current year of the Renewal Term to the extent of any increase from the CPI published for the first calendar month of the Initial Term. In no event, however, will the annual base rental be increased more than ten percent (10%).

          (D) Second Renewal Term.  If Tenant exercises its second Renewal
              -------------------
Option, the annual base rental during the second Renewal Term shall be increased over the first Renewal Term's annual base rental to reflect any increase in the CPI published for the first calendar month of the then current year of the second Renewal Term to the extent of any increase from the CPI published for the first calendar month of the first Renewal Term. In no event, however, will the annual base rental be increased more than ten percent (10%).

          (E) Definition.  "Consumer Price Index" means the Consumer Price
              ----------
Index for All Urban Consumers - All Items - U.S. City Average (1967=100 or the then current basis, if changed by the Department of Labor) published by the United States Department of Labor, Bureau of Statistics. If the issuance of the CPI by the federal government is discontinued, the Landlord shall use for the CPI the official index published by a federal governmental agency which is most nearly equivalent to the CPI.

     6.  Property Taxes; Utilities.
         -------------------------

          (A) Property Taxes.  Landlord shall pay all real estate taxes on the
              --------------
Premises and any special assessments for benefits on or to the Premises.

          (B) Utilities.
              ---------

               (i) Premises.  Tenant will reimburse Landlord as additional
                   --------
rent at the time it pays its base rental, for all utilities used or consumed by or supplied to Tenant in connection with the use of the Premises (except telephone costs addressed herein) for the initial year of the Term $2,250 per month. Landlord's responsible for making sure all utilities costs are paid on time. Each year of the Term after the initial year, Tenant's reimbursement to Landlord for the utilities cost will be 75% of the actual utilities cost paid by Landlord for the Premises during the previous year, and will be paid in equal monthly installments. Tenant will have the right to access all supporting documents Landlord used to calculate the actual costs for the previous year. Tenant may, at Tenant's option (upon written notice to Landlord), utilize Landlord's telephone system, at Landlord's cost, for the first (1st) year of this Lease Term, except that Tenant shall still be responsible for its long-distance telephone charges. Thereafter, Tenant shall be responsible for establishing and paying for Tenant's telephone system and long-distance telephone services.

               (ii) Common Area.  Utilities for the Common Area for the Shared
                    -----------
Common Area shall be paid by Landlord.

     7.  Use of Premises.  The Premises will only be used for operating a
         ---------------
free-standing dialysis unit by Tenant ("Dialysis Unit"), and such other purposes as approved by Landlord from time to time, and any other lawful uses reasonably related to or incidental to the foregoing which do not interfere with or harm the value of the Premises. Tenant must use the Premises in a careful, safe and proper manner and must not permit the Premises to be used for any unlawful purpose. Tenant must comply with such rules and regulations Landlord may, after notice to Tenant, adopt concerning the Premises.

     8.  Maintenance and Repairs of the Premises.
         ---------------------------------------

          (A) Prior to the Commencement Date, Landlord shall complete the following:

               (i) upon written request from Tenant, remove all existing signage from the roof of the building of which the Premises is a part ("Building");
               (ii) repair the Building roof area behind the existing signage to be removed per Section 8(A)(i);
               (iii) repair the Building roof area at the loading dock area;
and
               (iv) perform a complete cleaning of the exterior of the Building.

          (B) Tenant will, at Tenant's expense, maintain, repair and replace, in as good a condition as at the commencement of the Term, ordinary wear and tear excepted, all wall coverings, floor coverings, light fixtures and locks, and will repair and replace any damages resulting from the staff, visitors or patients of the Dialysis Unit on the Premises.

          (C) Landlord will, at Landlord's expense, maintain, repair and replace, all parts of the building, and improvements located on the Premises, not covered under Section 8(A) above, including, but not be limited to: (i) the foundation and structure of the building, (ii) roof and exterior walls,
(iii) plumbing, electric wiring and fixtures, heating, ventilating, and air conditioning systems, (iv) the parking area, and any sidewalks and other paved areas located on or about the Premises, and (v) the grounds of the Premises, and any other common areas.

     9.  Alterations to Premises.
         -----------------------

          (A) For purposes of this Section 9, "Alterations" means alterations, additions, substitutions, installations, changes, and improvements to the Premises, but excludes interior decorations.

          (B) Tenant must not make Alterations (including Tenant Improvements) without the Landlord's advance written consent. Landlord's consent for nonstructural Alterations (including Tenant Improvements) will not be unreasonably withheld or unduly delayed.

          (C) Alterations made under this Section 9 are at Tenant's expense. The Alterations belong to Landlord when this Lease ends, except for such Alterations as Landlord may require to be removed by Tenant as an express condition of Landlord's consent thereto. Nevertheless, Tenant may remove its trade fixtures, furniture, equipment, and other personal property if Tenant promptly repairs any damage caused by their removal.

     10. Signs.  Tenant has the right to erect and place signs identifying
         -----
Tenant's operations, in such locations on the Premises as are consented to by Landlord, which consent will not be unreasonably withheld.

     11. Access to and Inspection of Premises.  Landlord or Landlord's agents
         ------------------------------------
or representatives have the right to enter upon the Premises to inspect the same or to exercise any of Landlord's rights or obligations under this Lease; provided, however, that Landlord provides Tenant with reasonable prior notice of such entry, and such entry does not unreasonably interfere, given the nature thereof, with Tenant's use or occupancy of the Premises.

     12. Insurance.
         ---------

          (A) Landlord and Tenant must each obtain and keep in full force and effect during the Initial Term and any Renewal Term, Commercial General Liability policies of insurance protecting Tenant and Landlord against claims for bodily injury, personal injury, and property damage based upon, involving, or arising out of their ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance must provide coverage in such amount as is reasonable for the operation of Landlord's and Tenant's respective businesses.

          (B) Landlord, at its cost, shall maintain property insurance coverage on the Premises and the building of which the Premises is a part. Such insurance must be full replacement cost coverage with a deductible of not less than $1,000 per occurrence. The proceeds from any such insurance must be used by Landlord for the restoration or replacement of the Premises and all modifications or alterations thereto.

          (C) Tenant, at its cost, must either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's property in, on, or about the Premises, and any modifications or alterations of the improvements on the Premises made by

Tenant. Such insurance must be full replacement cost coverage with a deductible of not less than $1,000 per occurrence. The proceeds from any such insurance must be used by Tenant for the replacement of personal property or the restoration or replacement of any modifications or alterations of the improvements on the Premises made by Tenant.

          (D) Each party to this Lease hereby releases the other from any and all liability or responsibility (to such party or to anyone claiming through such party by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other insured peril, even if such fire or other casualty is caused by the fault or negligence of the other party or anyone for whom such party may be responsible. Any insurance policy or policies obtained by Landlord or Tenant pursuant to this Lease should include a waiver (by endorsement or otherwise) by the insurer of all right of subrogation against Landlord and Tenant in connection with any loss or damage covered by such fire or other insured peril coverage.

     13. Indemnification.
         ---------------

          (A) Tenant must indemnify, defend, and hold Landlord harmless from losses, costs, damages, claims, and liability (including, but not limited to attorneys' fees) for personal injury, death, or property damage, from incidents occurring in or about the Premises which are caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors, or invitees. When the loss, cost, damage, claim, or liability is caused by the joint negligence or misconduct of Tenant and Landlord, or of Tenant and a third party unrelated to Tenant (except Tenant's agents, employees, contractors, or invitees), Tenant's duty to defend, indemnify, and hold Landlord harmless must be in proportion to Tenant's allocable share of the joint negligence or misconduct.

          (B) Landlord must indemnify, defend, and hold Tenant harmless from losses, costs, damages, claims, and liability (including, but not limited to attorneys' fees) for personal injury, death, or property damage, from incidents occurring in or about the Premises which are caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors, or invitees. When the loss, cost, damage, claim, or liability is caused by the joint negligence or misconduct of Landlord and Tenant, or of Landlord and a third party unrelated to Landlord (except Landlord's agents, employees, contractors, or invitees), Landlord's duty to defend, indemnify, and hold Tenant harmless must be in proportion to Landlord's allocable share of the joint negligence or misconduct.

     14. Environmental Conditions.
         ------------------------

          (A) Certain Definitions.
              -------------------

               (i) The term "Hazardous Substances" means pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, but not limited to, asbestos and asbestos containing materials, polychlorinated biphenyls, petroleum, including crude oil or any fraction thereof, or any petroleum product or other wastes, chemicals or substances the presence of which requires investigation or remediation under Environmental law.

               (ii) The term "Environmental Law" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including, but not limited to, laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, but not limited to, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances, and (c) underground storage tanks containing Hazardous Substances, and related piping, and emissions, discharges, releases or threatened releases therefrom.

               (iii) The term "Losses" means any and all claims, liabilities, obligations, costs and expenses (including, but not limited to, reasonable attorneys' fees), damages and other losses and all claims, liabilities, obligations, Losses or damages suffered or incurred as a result of (a) any suit, action, legal or administrative proceeding (including any investigation), or demand asserted, threatened or instituted by any party, and including, but not limited to, any governmental agency or authority, (b) requirements imposed by all federal, state and local environmental laws and regulations, including, but not limited to, all costs of investigation, remediation or costs otherwise incurred in complying with applicable laws and regulations, and (c) any and all judgments, liens, court costs, legal fees, expert witness fees, consultants' fees, and other costs of discovery and defense.

          (B) Tenant's Indemnification.  Tenant shall indemnify, defend and
              ------------------------
hold Landlord, its directors, officers, employees, agents, shareholders, successors and assigns harmless from and against any Losses asserted against Landlord which result from, relate to, or arise out of the presence of, or contamination by, Hazardous Substances upon, about or beneath the Premises during the term of the Lease, that were caused, aggravated or contributed to by Tenant or Tenant's agents, employees, invitees, contractors or subcontractors; provided, however, that in the event of Tenant's aggravation of or contribution to any adverse environmental condition, Tenant's obligation to indemnify must be limited to the costs associated with such aggravation or contribution.

          (C) Landlord's Indemnification.  Landlord shall indemnify, defend
              --------------------------
and hold Tenant, its directors, officers, employees, agents, shareholders, successors and assigns harmless from and against any Losses asserted against Tenant which result from, relate to, or arise out of the presence of, or contamination by, Hazardous Substances upon, about or beneath the Premises prior to the Initial Term, whether the presence of such Hazardous Substances continues or does not continue after the commencement of the Initial Term, except to the extent that such Losses are aggravated or contributed to by Tenant, Tenant's agents, employees, invitees, contractors or subcontractors during the term of this Lease. Landlord shall indemnify, defend and hold Tenant, its directors, officers, employees, agents, shareholders, successors and assigns harmless from and against any Losses asserted against Tenant which result from, relate to, or arise out of the presence of Hazardous Substances upon, about or beneath the Premises following the expiration of the Initial Term or any Renewal Term, to the extent that such Losses are not caused, aggravated or contributed to by Tenant, Tenant's agents, employees, invitees, contractors or subcontractors during the Initial Term or any Renewal Term.

          (D) Survival of Indemnities.  The indemnities set forth in this
              -----------------------
Section 14 will survive the earlier termination or expiration of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant will release Tenant or Landlord from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed in writing at the time of such agreement.

     15. Casualty and Condemnation.
         -------------------------

          (A) If the Premises are destroyed or damaged by fire or other casualty so that rebuilding or repairs, sufficient to provide Tenant with use of at least 50% of the square feet of the Premises cannot reasonably be completed within 90 working days after the date of written notification by Tenant to Landlord of the destruction, at the option of Tenant, this Lease will terminate and the rent will be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

          (B) If the Premises are partially damaged by fire or other casualty, and rebuilding or repairs sufficient to provide Tenant with use of at least 50% of the square feet of the Premises can reasonably be completed within 90 working days from the date of written notification by Tenant to Landlord of the destruction, this Lease will not terminate, but Landlord shall, at its expense, proceed to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage.
If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rent payable under this Lease during the period of untenantability will be abated in the same ratio as the remaining usable floor area bears to the total floor area of the building located on the Premises prior to the fire or casualty.

          (C) Condemnation of a portion or all of the Premises by any authority having jurisdiction entitles the Tenant, at its option, to cancel and terminate this Lease in its entirety at any time after entry of the final order of condemnation and upon such termination any unearned rent paid in advance by the Tenant will be apportioned and refunded to it.

          (D) Upon any condemnation of any portion of the Premises and if no election is made to terminate the Lease, the rent hereunder will abate to the extent of the difference between the then present rental for the then entire Premises and a fair rental (based on the then present rental for the then entire Premises) for the remaining portion of the Premises. Where the Lease is to continue, Landlord must, at its own expense, as speedily as circumstances permit, repair any damage to the Premises and the building thereon as is caused by such partial condemnation or taking.

     16. Termination of Lease.
         --------------------

          (A) Notwithstanding anything herein to the contrary, upon Tenant's exercise of its right to rescind the Asset Purchase Agreement pursuant to
Section 4.2 thereof, this Lease
will automatically terminate, and neither party will have any further obligation to the other hereunder upon the notice of the rescission provided by Tenant pursuant to Section 4.2 of the Asset Purchase Agreement, except that any payment of base rental or additional rent for utilities costs made by Tenant for any time period after this Lease terminates shall be pro-rated on a per diem basis and returned to Tenant. This provision shall survive the termination of this Lease. This Lease may be terminated by Landlord or Tenant at any time prior to the expiration of this Lease for "cause". For purposes of this Section 16, "cause" for purposes of Landlord's termination shall mean any of the following:

               (i) Tenant's failure to pay any installment of rent or any other payment required pursuant to this Lease when due and to cure such failure within 10 days after written notice to Tenant specifying the unpaid amount;

               (ii) Tenant's failure to comply with or abide by any material term, provision, representation, or covenant of this Lease, other than the payment of rent or any other sum to be paid by Tenant hereunder, and to cure such failure within 30 days after written notice to Tenant specifying such failure in reasonable detail;

               (iii) Tenant's filing of a petition or being adjudged bankrupt or insolvent under the Bankruptcy Act, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee being appointed for all or substantially all of the assets of Tenant; or Tenant's transfer in fraud of creditors or assignment for the benefit of creditors; or

               (iv) Immediately upon termination of the Asset Purchase Agreement prior to Closing (as defined in the Asset Purchase Agreement), upon written notice to Tenant.

          (B) Upon the occurrence of any event in Section 16(A)(i)-(iv) above, Landlord has the option to pursue the following remedies without any further notice or demand, which remedies are not exclusive, but are in addition to all other remedies of Landlord at law or in equity, and resort to which will not preclude Landlord from utilizing any other remedies available:

               (i) Terminate this Lease, in which event Tenant must surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises. Landlord may then relet the Premises and pursue any monetary damages it may have against Tenant; and

               (ii) In the event of re-entry and possession by Landlord as set forth above, Landlord is permitted to remove and store Tenant's property, and Tenant will be liable for the moving and storage charges thereon.

          (C) For purposes of this Section 16, "cause" for purposes of Tenant's termination shall mean any of the following:

               (i) Landlord's failure to comply with or abide by any material term, provision, representation, or covenant of this Lease, and to cure such failure within 30 days after written notice to Landlord specifying such failure in reasonable detail;

               (ii) Landlord's filing of a petition or being adjudged bankrupt or insolvent under the Bankruptcy Act, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee being appointed for all or substantially all of the assets of Landlord; or Landlord's transfer in fraud of creditors or assignment for the benefit of creditors; or

               (iii) Immediately upon termination of the Asset Purchase Agreement prior to Closing (as defined in the Asset Purchase Agreement), upon written notice to Landlord.

     17. Lease Expiration.
         ----------------

          (A) Except as otherwise provided herein, upon the expiration of the Initial Term or any Renewal Term, whichever the case may be, or its termination pursuant to any provision of this Lease, Tenant must surrender possession of the Premises to Landlord in the same condition that the Premises were in on the commencement of this Lease, ordinary wear and tear excepted.

          (B) Except as otherwise provided herein, Tenant has the right at any time, and from time to time, to remove any and all equipment and business or trade fixtures, or other property pertaining to Tenant's business from the Premises prior to the termination of the Lease. If Tenant exercises its rights of removal under this Section, Tenant must repair any damage to the Premises caused by their removal. If Tenant does not remove such properties prior to or at the expiration of the Initial Term or any Renewal Term, whichever the case may be, or its termination pursuant to any provision of this Lease, Landlord may remove and store same, or any portion thereof, and Tenant will be liable for the moving and storage charges thereon.

          (C) At the termination of the Initial Term or any Renewal Term, whichever the case may be, holding over by Tenant, with or without Landlord's consent, constitutes a renewal, and will be a month-to-month tenancy, upon the same terms and conditions as set forth herein.

     18. Miscellaneous.
         -------------

          (A) Assignment and Subletting. Except to an affiliate for the
              -------------------------
purposes of operating the Unit, or to a third-party upon sale of the assets of the Unit to such a third-party, or upon a merger or consolidation of Tenant, Tenant must not assign or sublet the Premises without the written consent of the Landlord. Any consent of Landlord, which is required hereunder, will not be unreasonably withheld or delayed.

          (B) Binding Agreement.  This Lease and the terms and conditions
              -----------------
herein contained will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives, executors, administrators, heirs, successors and assigns.

          (C) Notices.  All notices by one party to another pursuant to this
              -------
Lease must be in writing and will be deemed properly given when delivered or, if mailed, when deposited for mailing with the United States Postal Service, by certified mail, postage prepaid, to the following addresses, or to such other addresses as the parties designate in writing:

      If to Landlord:     Ty Cobb Healthcare System, Inc.
                          P.O. Box 589
                          Royston, Georgia  30662
                          Attn:  Steve Barber

     With a copy to:      Michael S. Green
                          Green Ashworth LLP
                          794 Church Street
                          P. O. Box 60
                          Royston, GA 30662

     If to Tenant:        DCA of Royston, LLC
                          1344 Ashton Road, Suite 201
                          Hanover, MD 21076
                          Attn:  Stephen Everett

     With a copy to:      Lawrence E. Jaffe, Esq.
                          Jaffe Freedman & Hait, LLC
                          777 Terrace Avenue
                          Hasbrouck Heights, NJ 07604

          (D) Governing Law; Severability.  This Lease will be governed by
              ---------------------------
the laws of the State of Georgia. If a court of competent jurisdiction determines that any clause or provision of this Lease is void, illegal or unenforceable, the other clauses and provisions hereof will remain in full force and effect, and the clause or provision determined to be void, illegal or unenforceable will be limited so that this Lease will remain in effect to the fullest extent permissible by law.

          (E) Broker's Commission.  Each of the parties represents and
              -------------------
warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).

          (F) Waiver.  The failure by either party hereto at any time to
              ------
require strict performance by the other of any of the provisions hereof will not waive or diminish their right thereafter to demand strict compliance therewith or with any other provision. Nothing contained in this Lease will be construed to be a waiver on the part of Landlord or Tenant of any right or remedy in law or otherwise.

          (G) Headings.  The titles at the beginning of the various sections
              --------
of this Lease are for convenient reference only and do not, in any way, affect the construction, interpretation, or meaning of the text.

          (H) Entire Agreement.  This Lease contains the entire agreement
              ----------------
between the parties, and supersedes all prior agreements between the parties, if any, written or oral, with respect to the Premises. This Lease may not be modified, or amended except by an instrument in writing duly signed by the parties.

Executed effective the day and year first above written.

Signed and Acknowledged
in the Presence of:                    LANDLORD:
                                       Ty Cobb Healthcare System, Inc.

----------------------------------     By:--------------------------------
(Print name):---------------------

----------------------------------     Its:-------------------------------
(Print name):---------------------

                                       TENANT:
                                       DCA of Royston, LLC

----------------------------------     By:--------------------------------
(Print name):---------------------        Stephen W. Everett

----------------------------------     Its:-------------------------------
(Print name):---------------------

STATE OF --------------)
                       ) ss:
COUNTY OF -------------)

     The foregoing instrument was acknowledged before me this       day of
March, 2002 by                          , the                    of Ty Cobb
Healthcare System, Inc., on behalf of the non-profit corporation.

                                       -----------------------------------
                                       Notary Public

STATE OF --------------)
                       ) ss:
COUNTY OF -------------)

     The foregoing instrument was acknowledged before me this       day of
March, 2002 by Stephen W. Everett, the                     DCA of Royston, LLC,
on behalf of the corporation.

                                       -----------------------------------
                                       Notary Public